UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 17, 2011

AKEENA SOLAR, INC. (d/b/a Westinghouse Solar) (Exact name of registrant as specified in its charter)
Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101, Campbell, California 95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 17, 2011, Akeena Solar, Inc., d/b/a Westinghouse Solar, a Delaware corporation (the “Company ”), entered into a securities purchase agreement with certain institutional accredited investors relating to the sale of units at a price of $900 per unit (the “Securities Purchase Agreement”). Each unit consists of (i) one share of Series B Preferred Stock (the “Series B Preferred”), with each such share of Series B Preferred initially convertible into 2,000 shares of common stock at an initial conversion price of $0.45 per share, subject to future adjustment for various events, and (ii) warrants to purchase 1,700 shares of common stock at an initial exercise price of $0.60 per share, subject to future adjustment for various events, which warrants are not exercisable until six months after issuance and have a term of five years from the date of first exercisability (the “Series K Warrants” and together with the Series B Preferred, the “Securities”).  The aggregate purchase price for the Securities was $3,600,000.  The Securities Purchase Agreement also includes standstill provisions under which the Company agrees not to engage in other stock issuances for specified periods of time, and rights of participation under which the purchasers have rights to participate in future debt and equity offerings of the Company securities. The Certificate of Designation to create the Series B Preferred includes certain negative covenants regarding indebtedness and other matters, and includes provisions under which the holders of the Series B Preferred are entitled to demand redemption for cash upon specified triggering events.

In connection with the sale of the Securities under the Securities Purchase Agreement, the Company has entered into a registration rights agreement with the purchasers (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company not later than March 21, 2011, to file a registration statement registering for resale the shares of common stock issued and issuable to the purchasers upon conversion of the Series B Preferred and the shares then issuable upon exercise of the Series K Warrants, and to cause the registration statement to be declared effective on or prior to the 90th day after the closing (or the 120th day, if the registration statement is reviewed by the SEC). Under the terms of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of the resale registration statement until all securities registered thereunder are sold or otherwise can be sold pursuant to Rule 144, without restriction. The Company is required to pay to each investor an amount in cash each month, as partial liquidated damages, equal to 1.5% of the aggregate purchase price paid by such purchaser in the event of failure (i) to file the registration statement or (ii) to cause the registration statement to be declared effective, in each case by the date described in the Registration Rights Agreement, for so long as such failure continues.

The Series B Preferred and the Series K Warrants are immediately separable and will be issued separately.  A copy of the form of Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the form of Registration Rights Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the form of Series K Warrant to be issued by the Company is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.  A copy of the form of Certificate of Designation with respect to the Series B Preferred is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference.

The foregoing is not a complete summary of the terms of the offering, the agreements, the Series B Preferred or the Series K Warrants described in this Item 1.01, and reference is made to the complete text of the agreements, the form of Series K Warrant and the form of Certificate of Designation that are filed herewith as exhibits.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.02.

The Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act for the issuance of the Securities, which exemption the Company believes is available because the Securities were not offered pursuant to a general solicitation and the status of the purchasers of the Securities as “accredited investors” as defined in Regulation D under the Securities Act.

Item 3.03  Material Modification to Rights of Security Holders.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.03.

On or about February 18, 2011, the Company expects to filed a Certificate of Designation with the Secretary of State of the State of Delaware, in the form attached as Exhibit 4.2 to this Current Report on Form 8-K.  The Certificate of Designation will create and specify the rights of the Series B Preferred Stock of the Company, including the terms and conditions on which shares of such preferred stock would convert into shares of Common Stock of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Form of Series K Warrant.
4.2	Form of Certificate of Designation with respect to the Convertible Series B Preferred.
10.1	Securities Purchase Agreement by and among Akeena Solar, Inc. d/b/a Westinghouse Solar and the Purchaser(s) (as defined therein), dated as of February 17, 2011.
10.2	Registration Rights Agreement by and Among Akeena Solar, Inc. d/b/a Westinghouse Solar and the Purchaser(s) (as defined therein), dated as of February 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2011	AKEENA SOLAR, INC.
By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Financial Officer